Sub-Item 77Q1(d):  :

During the semi-annual period ended October 31, 2016, Elevation ETF Trust (the “Registrant”) offered the following series:

Series	Registration Statement
Summit Water Infrastructure Multifactor ETF (the “Fund”)

Pre-Effective Amendment No. 4 to the Registration Statement on Form N-1/A (SEC Accession No. 0001398344-16-011496) (the “Registration Statement”), as amended April 20, 2016 (SEC Accession No. 0001398344-16-012122)

The Registration Statement filed on March 31, 2016, as amended April 20, 2016, includes the terms of the Fund, and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.